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                             RESIDENTIAL SERVICING


                              Management Assertion


As of October 10, 2002 and for the period from January 1, 2002 to October 10, 2002 and as of December 31, 2002 and for the period from October 11, 2002 to December 31, 2002 Wachovia Bank National Association (the Bank as the Master Servicer) and Universal Master Servicing, LLC (UMS as the Sub-Master Servicer), respectively, have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers (USAP), except for minimum servicing standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI.1., which are performed by the Bank's and UMS's primary servicers.

As discussed above, with respect to minimum servicing standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI.1. of the
USAP, the Bank and UMS rely on the performance of their primary servicers. The Bank and UMS have a process in place to review the financial soundness and servicing performance of primary servicers on an annual basis. Among other factors, the Bank and UMS consider the results of the primary servicers' USAP reports in these reviews and takes appropriate corrective actions where it is warranted. UMS is in the process of obtaining and reviewing the 2002 USAP reports for its primary servicers.

As of and for the period ended October 10, 2002, the Bank had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively. As of and for the period from October 11, 2002 to December 31, 2002, UMS had in effect a fidelity bond and errors and omissions policy in the amount of $18 million and $10 million, respectively



                                                              March 28, 2003
--------------------------------------------                  --------------
              John M. Church                                       Date
Managing Director/Senior Vice President
   Wachovia Bank National Association
      Structured Products Servicing


                                                              March 28, 2003
--------------------------------------------                  --------------
            Clyde Alexander                                        Date
              Vice President
   Wachovia Bank National Association
         Residential Master Servicing

                                                              March 28, 2003
--------------------------------------------                  --------------
            Susan Thrasher                                         Date
Senior Vice President - Residential Services
     Global Realty Outsourcing, INC.
As Agent for Universal Master Servicing, LLC